                                                                    Exhibit 99.1
                             CONFIDENTIAL TREATMENT


     Portions of the attached MANUFACTURE AND SUPPLY AGREEMENT, effective January 1, 1998 by and between ICU Medical, Inc. and B.Braun Medical Inc. have been redacted. The Company has applied to the Securities and Exchange Commission for confidential treatment of the redacted portions.

                       MANUFACTURE AND SUPPLY AGREEMENT


          THIS MANUFACTURE AND SUPPLY AGREEMENT (the "Agreement") is made effective January 1, 1998 (the "Effective Date") by and between ICU MEDICAL, INC., a Delaware corporation, having a principal place of business at 951 Calle Amanecer, San Clemente, California (hereinafter called "ICU"), and B. BRAUN MEDICAL INC., a Pennsylvania corporation, having a principal place of business at 824 Twelfth Avenue, Bethlehem, Pennsylvania.

                                R E C I T A L S
                                ---------------

          A. ICU manufactures and distributes certain proprietary connector devices identified for purposes of this Agreement as "CLAVE(R) Products" for use in intravenous drug delivery systems;

          B. BBM desires to purchase CLAVE Sites for incorporation into IV Sets, and Pump IV Sets, manufactured by or for BBM and to purchase CLAVE Accessories for sale in conjunction with IV Sets which incorporate CLAVE Sites; and

          C. BBM desires to obtain rights to sell CLAVE Products to certain customers, and ICU desires to retain all rights to sell, directly or through other Resellers, CLAVE Products to other customers.

          D. BBM acknowledges that it does not acquire under this Agreement or as a result of the transactions related to this Agreement any license, expressed or implied, under any of ICU's patents, patent applications or know-how to make, have made, use, sell, offer for sale or import Compliant Competing Products, except for such rights, if any, that BBM may have under those agreements between BBM and ICU that relate or related to the McGaw Protected Needle Products and the Safeline Products.

                              TERMS AND CONDITIONS
                              --------------------

          NOW, THEREFORE, IN CONSIDERATION OF the premises and the mutual promises of the parties hereto, and each of them, it is hereby understood and agreed as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following terms shall have the meanings hereinafter set forth:

          1.1 "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediates, controls or is controlled by, or is under common control with, the person specified.

          1.2 "Alternate Site Customers" shall mean all purchasers of medical products that purchase the products for their own use and not for resale, other than those who purchase products (i) for in-hospital use or (ii) for sale to those who purchase products for in-hospital use.

          1.3  "Base Capless Percentages" shall have the meaning given to it in
Exhibit 1.3 hereof.
-----------

          1.4 "Baxter Full Line IV Contract Account" shall mean any hospital which has a Full Line IV Contract with Baxter Healthcare Corporation.

          1.5 "BBM" shall mean B. Braun Medical Inc., its subsidiaries, and those Affiliates of BBM that market and sell needle safety IV administration sets in the United States or Puerto Rico and for purposes of calculating prior period sales shall include its predecessors: B. Braun Medical Inc. and McGaw, Inc. and its Affiliates other than BBM.

          1.6 "BBM CLAVE Products" shall mean all products sold by BBM that include one or more CLAVE Sites.

          1.7 "BBM Alternate Site Contract Account" shall mean any Alternate Site Customer that is purchasing, under a contract, at least eighty percent (80%) of its requirements of Intravenous Solutions and IV Sets (a "Compliant Contract") from BBM. A current list of the BBM Alternate Site Contract Accounts is attached hereto as Exhibit 3.1(B). If BBM has a sole source Compliant
                      --------------
Contract with an Alternate Site Customer that owns other Alternate Site Customers (collectively, the "Affiliated Group"), each and every Alternate Site Customer that is a member of the Affiliated Group shall be deemed a BBM Alternate Site Contract Account for purposes of determining exclusivity. In all other cases, the parties will review the Alternate Site Customers on an account by account basis to determine whether an Alternate Site Customer constitutes a BBM Alternate Site Contract Account. For purposes of this definition a "sole source Compliant Contract" shall mean a contract with an Alternate Site Customer under which the Alternate Site Customer agrees not to award a Compliant Contract to a party, other than BBM.

          1.8 "BBM Contract Account" shall mean any hospital which has a "Full Line IV Contract" with BBM.

          1.9 "Capless Percentage" shall mean the percentage determined as of the end of each calendar quarter by dividing the total number of individual ICU Capless Valves sold or incorporated into products sold by BBM for that quarter, and the most recent three preceding calendar quarters, by the total number of Capless Valves sold or incorporated in products sold by BBM for such period. For purposes of making these calculations, only sales by BBM of Capless Valves to BBM Contract Accounts and BBM Alternate Site Contract Accounts shall be included.

          1.10  "Capless Valve" shall mean a LAV that does not utilize a cap.

          1.11 "CLAVE Accessories" shall mean all sterile finished products produced by ICU incorporating the CLAVE concept, including those identified in
Exhibit 1.11, excluding bulk unsterile CLAVE Sites, together with any
------------
improvements, modifications or change thereto.

          1.12 "CLAVE Integrated Y-Site" means an ICU CLAVE injection site integrally built in to a Y shaped connector, which connector is designed to be bonded to IV tubing, all as more fully described on Exhibit 1.12 hereto,
                                                    ------------
together with any improvements, modifications or changes thereto.

          1.13 "CLAVE Sites" means any ICU CLAVE injection site, together with any improvement, modification or change thereto, or CLAVE Integrated Y-Sites.

          1.14  "CLAVE Products" shall mean all products identified in Sections
1.11 and 1.13. hereof that are manufactured by ICU and sold to BBM.

          1.15 "CLC Valve" shall mean an ICU positive pressure LAV, all as more fully described on Exhibit 1.15 hereof, whether sterile or nonsterile, packaged
                   ------------
individually or in bulk, a form of which is now being sold under ICU catalog number CLC 2000, together with any improvement, modification or change thereto.

          1.16 "Competing Products" shall mean all needle-safety IV administration set connectors, excluding the CLAVE Products and any future products from ICU.

          1.17 "Compliant Competing Products" shall mean SafeLine, SafSite, UltraSite, and the McGaw Protected Needle and all related accessories (and in each case, products substantially similar to, or derived from, those products marketed by BBM at the effective date of this Agreement regardless of product name), and all future Competing Products sold by BBM that BBM commenced or funded the development of, licensed, or acquired rights to prior to January 1, 1998, or that BBM develops and manufactures after December 31, 1997.

          1.18  "FDA" shall mean the United States Food and Drug Administration.

          1.19 "Full Line IV Contract" shall mean a contract between a supplier and a hospital, under which contract the hospital is purchasing at least eighty percent (80%) of its requirements of Intravenous Solutions and IV Sets from such supplier.

          1.20 "ICU Capless Valve" shall mean a LAV that has been purchased by BBM from ICU that does not utilize a cap.

          1.21 "Intravenous Solutions" shall mean large volume general purpose parenteral solutions together with any improvements, modifications or changes thereto.

          1.22 "IV Sets" shall mean either primary or secondary intravenous therapy lines, excluding dedicated pump I.V. sets.

          1.23 "LAV" shall mean luer-activated valve, which is an intravenous line connector with a female port through which a fluid pathway is activated by insertion of a male luer.

          1.24  "LAV Base Percentage" shall have the meaning given to it in
Exhibit 1.24.
------- ----

          1.25 "LAV Current Percentage" shall mean the percentage determined as of the end of each calendar quarter by dividing the Total CLAVE Sites for that quarter and the most recent three preceding calendar quarters by the total number of individual LAVs sold, or incorporated in products sold, by BBM for such period. For purposes of making these calculations, sales by BBM of LAVs to Original Equipment Manufacturers shall be excluded.

          1.26 "Lost Account" shall mean a hospital or Alternate Site Customer that at any time during the term of this Agreement was purchasing LAVs from BBM and ceased purchasing LAVs from BBM.

          1.27 "Lost Account Percentage" shall mean the percentage that is calculated by dividing, for the four (4) quarters preceding the quarter in which a Lost Account was lost, the total number of individual LAVs in the BBM CLAVE Products for such period by the total number of LAVs sold, or incorporated in products sold, by BBM for the same period, excluding for purposes of this calculation the sales to the Lost Account in both the numerator and the denominator. For purposes of making these calculations, sales by BBM of LAVs to Original Equipment Manufacturers shall be excluded.

          1.28 "McGaw Protected Needle" shall have the meaning given to such term in that certain Manufacture and Supply Agreement dated September 13, 1993, between ICU and BBM relating to a protected needle connector device.

          1.29 "Original Equipment Manufacturers" shall mean any person or entity that manufactures, packages or assembles medical, pharmaceutical or veterinary products for resale.

          1.30 "Pump IV Sets" shall mean BBM dedicated pump IV Sets containing CLAVE Sites and other components to be used with I.V. pumps calibrated specifically for use with such I.V. Sets.

          1.31 "Purchase Order" shall mean BBM's standard purchase order, as the same may be amended from time to time by BBM; BBM's current purchase order form is attached hereto as Exhibit 1.31.
                          -------------

          1.32 "Reseller" shall mean any person, other than BBM, to whom ICU sells CLAVE Products for resale.

          1.33 "Safeline Products" shall have the meaning given to such term in that certain Safeline Agreement, dated October 1, 1997, between and ICU and BBM.

          1.34 "Significant Lost Capless Account" shall mean an individual BBM Contract Account or BBM Alternate Site Contract Account, or a group of BBM Contract Accounts or BBM Alternate Site Contract Accounts to the extent such accounts are members of a single group purchasing organization or members of an affiliated group of hospitals or Alternative Site Customers, which account or group of accounts, as the case may be, that represents five percent (5%) or more of BBM's total sales of Capless Valves based upon total sales of Capless Valves during the immediately preceding calendar year and that ceased purchasing Capless Valves from BBM.

          1.35 "Significant Lost Capless Account Percentage" shall mean the percentage that is calculated by dividing, for the four (4) quarters preceding the quarter in which a Significant Lost Capless Account was lost, the total number of individual ICU Capless Valves sold or incorporated into products sold by BBM for such period, by the total number of Capless Valves sold, or incorporated in products sold, by BBM for the same period, excluding for purposes of this calculation the sales of Capless Valves to the Significant Lost Capless Account in both the numerator and the denominator. For purposes of making these calculations, only sales by BBM of Capless Valves to BBM Contract Accounts and BBM Alternate Site Contract Accounts shall be included.

          1.36 "Specifications" shall mean the specifications for the CLAVE Products (including design, function, packaging, labeling and testing); the initial Specifications are set forth on Exhibit 1.36. Any modifications to the
                                        ------------
Specifications shall be made in compliance with Section 2.1(B) hereof and as so modified shall become the applicable Specifications.

          1.37 "Total CLAVE Sites" shall mean the total number of individual CLAVE Sites that are sold or incorporated in BBM CLAVE Products during the applicable period.

                                   ARTICLE 2

                              MANUFACTURE AND SALE
                              --------------------

          2.1  Specifications.
               --------------

          (A) Manufacture.  ICU shall manufacture CLAVE Products for sale to BBM
              -----------
in accordance with the Specifications, the applicable 510(k) requirements, FDA regulations, ISO 9000, and Quality System Regulations as promulgated by the FDA ("QSRs") and deliver such CLAVE Products to BBM in accordance with this Agreement. CLAVE Sites shall be produced and shipped bulk unsterile. CLAVE Accessories shall be packaged, labeled and sterilized in accordance with the Specifications.

          (B) Modification.  No modification of the CLAVE Products which would
              ------------
affect the form, fit, function, appearance, or labeling of the CLAVE Products or which would alter the manner in which the CLAVE Products perform shall be made by ICU without the prior written consent of BBM, which consent will not be unreasonably withheld or delayed. Any proposed modification to the CLAVE Products shall be submitted to BBM in the form of a change to the Specifications, and ICU shall provide BBM with prototypes and such other information and data as BBM may need to evaluate any proposed modification. No modification shall be made without prior FDA approval of the same, if required in the reasonable opinion of ICU.

          (C) Audits.
              ------

              (i) BBM shall have the right, at its sole expense, to perform periodic audits of the manufacturing and related operations of ICU to assure BBM that ICU is conforming to the requirements of Section 2.1 (A) hereof, relative to the CLAVE Products and to review all data prepared by ICU used to determine that the CLAVE Products meet such requirements.

              (ii) ICU shall have the right, at its sole expense, to perform periodic audits of the manufacturing and related operations of BBM related to the CLAVE Products to assure ICU that BBM is conforming to QSRs with respect thereto and to review all data prepared by BBM which is used by BBM to assure that such manufacturing conforms to such regulations and practices.

          (D) Vendors.  ICU shall obtain and, upon reasonable request of BBM,
              -------
supply BBM with such certifications from all vendors who supply the materials for CLAVE Products to the effect that they meet the Specifications and all applicable regulatory and quality assurance standards.

          2.2 Orders and Delivery.
              -------------------

          (A) Orders.
              ------

              (i) BBM shall place firm written purchase orders, not less than thirty (30) days prior to the end of each calendar quarter, for the quantity and dates of CLAVE Products to be sold and delivered by ICU to BBM for the next calendar quarter. At the same time, BBM shall provide to ICU a forecast that is BBM's good faith estimate of its expected requirements for CLAVE Products for the succeeding three calendar quarters. ICU shall meet the delivery dates contained in any order accepted by ICU.

              (ii) Each written purchase order delivered to ICU by BBM pursuant to this Section 2.2 shall be, except as otherwise provided herein, a firm, non-cancelable order and shall specify the number of CLAVE Products covered by such purchase order and delivery dates for the ordered CLAVE Products. Such purchase order shall be deemed to be accepted by ICU to the extent the terms of a purchase order are consistent with the provisions of this Agreement; provided however, that ICU's obligation with respect to excess quantities under any purchase order shall be as provided in clause (A)(v) of this Section 2.2.

              (iii) Except as provided in Section 2.2 (A) (iv), when so ordered, ICU shall deliver and sell to BBM the number of individual CLAVE Products (by SKU's) ordered by BBM up to the greater of: (a) the lesser of: (x) [*] of the individual CLAVE Products ordered for delivery during the preceding calendar quarter or (y) [*] of the individual CLAVE Products sold by BBM during the preceding calendar quarter; or (b) [*] individual CLAVE

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Products per calendar quarter during calendar year 1998, and for each calendar quarter thereafter the greater of: (x) [*] individual CLAVE Products or (y) [*] of individual CLAVE Products purchased by BBM during the comparable quarter in the preceding calendar year prorated among CLAVE Products based upon the actual purchases of individual CLAVE Products (by SKU's) in that quarter.

               (iv) Commencing on that date which is no later than the later of:
     (a) 150 days after the date hereof or (b) ninety (90) days following written notice from BBM that it has qualified the CLAVE Integrated Y-Site, when so ordered, ICU shall deliver and sell to BBM the number of individual CLAVE Integrated Y-Sites ordered by BBM up to [*] individual CLAVE Integrated Y-Sites per calendar quarter during calendar year 1998. Thereafter, ICU shall provide BBM with CLAVE Integrated Y-Sites in accordance with Section 2.2(A)(iii) above.

               (v) If BBM orders quantities in excess of those specified in clause 2.2(A)(iii) or (iv) above, herein referred to as "excess quantities", ICU will use commercially reasonable efforts to manufacture and sell to BBM all such excess quantities ordered and to meet BBM's reasonable delivery requests contained in any such order; provided, however, that solely for purposes of excess quantities ordered, ICU shall not be required to allocate product to BBM in such amounts as would unreasonably restrict ICU's ability to deliver product to its other Resellers. ICU shall notify BBM from time to time as promptly as reasonably practicable of such excess quantities, if any, which ICU believes it can deliver.

               (B)  Inability to Deliver
                    ---------------------

               (i) In the event ICU determines for any reason, other than Force Majeure, that it cannot deliver all CLAVE Products ordered when due, pursuant to Section 2.2 (A) (iii) and (iv) of this Agreement, ICU shall so notify BBM in writing as soon as possible, but in any event within ten (10) calendar days after receipt of such purchase order, of the CLAVE Products it can deliver and when. ICU shall use all commercially reasonable efforts to fulfill as much of BBM's order as possible and in any event, shall allocate its available supply of CLAVE Products to its customers on a prorata basis based upon the number of units of CLAVE Products purchased by its

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     customers, including BBM, over the total amount of CLAVE Products sold by ICU to its customers, including BBM during the three month period immediately preceding ICU's inability to completely fill BBM's orders. This provision shall not be construed in any manner to limit the remedies available to BBM at law or in equity for failure of ICU to supply BBM with CLAVE Product in accordance with the terms of this Agreement.

               (ii) In the event that ICU is unable to deliver the CLAVE Products ordered by BBM in accordance with Section 2.2 (A) (iii) or (iv) or reflected in the initial forecast provided by BBM for an applicable period, BBM shall have the right to sell, thereafter, Compliant Competing Products in quantities equal to the undelivered units of CLAVE Product at the end of each calendar quarter and such quantities of Compliant Competing Products shall be treated, thereafter, as ICU Capless Valves or CLAVE Products, as the case may be, for all calculations and purposes used in determining whether BBM retains exclusivity hereunder.

          2.3  Price.
               -----

          (A) CLAVE Site Price.  See Exhibit 2.3(A) hereof which Exhibit is
              ----------------       -------------
incorporated by reference herein.

          (B) Adjustment to Cumulative Unit Purchases.  See Exhibit 2.3(B)
              ---------------------------------------       --------------
hereof which Exhibit is incorporated by reference herein.

          (C) Prices During Extension Periods.  See Exhibit 2.3(C) hereof
              -------------------------------       --------------
which Exhibit is incorporated by reference herein.

          (D) Prices of CLAVE Accessories.  The prices of CLAVE Accessories are
              ---------------------------
set forth in Exhibit 2.3(D) which Exhibit is incorporated by reference herein.
             --------------

          (E) National/GPO Accounts.  If ICU has or obtains a national or Group
              ---------------------
Purchasing Organization ("GPO") type contract for CLAVE Products that includes an account that is or becomes a BBM Contract Account or a BBM Alternate Site Contract Account, so long as BBM has the exclusive rights to market and sell the CLAVE Products, BBM agrees to assume fulfillment of the contract at the pricing set forth in such ICU national or GPO contract. [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

          (F) Shipping Costs.  All prices are F.O.B. ICU's plant and BBM shall
              --------------
bear the cost of transportation of CLAVE Products, except for those transportation charges incurred by BBM resulting from the need to expedite shipment as a result of ICU's failure to meet the required delivery dates for CLAVE Products ordered pursuant to Section 2.2 (A) (i) hereof, exclusive of excess quantities, as defined in Section 2.2(A)(v). BBM shall be solely responsible for all customs duties, costs, taxes, insurance and other expenses relating to the transportation or shipment of the CLAVE Products from BBM to BBM customers.

          2.4  Payment Terms.  Terms of payment shall be net 30 days following
               -------------
the date of ICU's invoice. In no event shall such invoices be dated earlier than the date of shipment. ICU reserves the right either to terminate this Agreement or to suspend further deliveries upon failure of BBM to make any payment hereunder which has not been cured within three (3) calendar days following written notice from ICU, or BBM's ability to make payments hereunder is materially impaired and, upon the occurrence of any such event, ICU may demand immediate payment in full for all CLAVE Products previously delivered hereunder.

          2.5  Reports.
               -------

          (A) Sales Reports.  BBM will provide ICU monthly reports of all unit
              -------------
sales of CLAVE Products broken down by customer name, location and SKU's.

          (B) FDA Reports.  Both ICU and BBM shall comply with all Medical
              -----------
Device Reporting requirements of the Safe Medical Devices Act of 1990 and the regulations promulgated thereunder. The parties shall consult with each other prior to the submission of any Medical Device Report and unless restricted by applicable law, each party shall use its reasonable efforts to provide the other with a copy of each Medical Device Report related to the CLAVE Product to be submitted by a party to the FDA at least two business days prior to the submission.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (C) Compliance Reports.  BBM will report within forty-five (45) days
              ------------------
of the end of each quarter, the calculation of the Capless Percentage and the LAV Current Percentage including underlying detail in reasonably sufficient detail to permit verification of such percentages. No more often than annually, BBM will permit an outside firm of independent certified public accountants designated by ICU, reasonably acceptable to BBM, access during reasonable times to inspect such accounting books and records as are reasonably necessary to verify the data and calculations provided in such reports. Said independent accounting firm shall be bound by a confidentiality agreement with BBM whereby the accounting firm may only verify to ICU that the reports are either accurate or inaccurate and the amount of the variance, if any. If as a result of such inspection BBM is found not to have met a Compliance Percentage in Section 3.5(A), BBM shall reimburse ICU for the reasonable costs of such inspection.

          (D)  Development of Competing Products.  During the period in which
               ---------------------------------
BBM has exclusive rights to market and sell CLAVE Products, BBM shall use its reasonable commercial efforts to notify ICU at least one year (1) prior to the release of a Competing Product.

                                   ARTICLE 3

                         DISTRIBUTION OF CLAVE PRODUCTS
                         ------------------------------

          3.1  Rights Granted to BBM.
               ---------------------

          (A) Domestic Marketing Rights.  ICU hereby grants to BBM an exclusive
              -------------------------
right to market, sell, and distribute in the United States and Puerto Rico in accordance with the terms of this Agreement:

              (i) CLAVE Products to BBM Contract Accounts;

              (ii) CLAVE Products contained in any Pump IV Sets for ultimate sale or resale to hospitals and Alternate Site Customers.

              (iii) BBM will not initiate the sale of individual CLAVE Sites into Baxter Full Line IV Contract Accounts in which at any time during the term of the Agreement (but prior to the date BBM initiates a sale of individual CLAVE Sites to such accounts)

     ICU or an ICU authorized Reseller (a) is currently conducting an evaluation, (b) has currently scheduled a mutually agreeable date with an account for an evaluation, or (c) is currently selling CLAVE Sites; provided however, BBM shall have the right to market and sell Pump IV Sets to such accounts. In addition, BBM shall have the nonexclusive right to market and sell CLAVE Gravity Administration Sets into all Baxter Full-Line IV Contract hospital accounts. Nothing herein shall be construed in any manner to preclude BBM from converting a Baxter Full-Line IV Contract Account to a BBM Contract Account and thereafter selling, among other things, individual CLAVE Sites into the then BBM Contract Account; provided however, that this sentence should not be construed in any matter to permit BBM to sell individual CLAVE Sites in violation of the first sentence of this Section 3.1(A) (iii).

               (iv) In furtherance of preserving BBM's rights granted hereunder, ICU will use commercially reasonable efforts to copy BBM on all correspondence with its Resellers regarding marketing rights that effect BBM's rights under this Agreement.

               (v) BBM shall not sell bulk, non-sterile CLAVE Products to any person for resale to third parties.

          (B) Marketing Rights to BBM Alternate Site Contract Accounts.  ICU
              --------------------------------------------------------
grants BBM an exclusive right to market, sell and distribute all CLAVE Products to BBM Alternate Site Contract Accounts in the United States and Puerto Rico. A current list of BBM Alternate Site Contract Accounts is attached hereto as
Exhibit 3.1(B).  The parties shall review the list of BBM Alternate Site
-------------
Contract Accounts set forth in Exhibit 3.1 (B) on a quarterly basis and amend
                               ----------
the schedule to add any additional accounts which the parties mutually agree meet, or delete any accounts which the parties mutually agree no longer meet, the definition of a BBM Alternate Site Contract Account. The first review shall be held on or before July 31, 1998. Any additional accounts, when added to
Exhibit 3.1(B) pursuant to the provisions of this subsection, shall be presumed
--------------
to be BBM Alternate Site Contract Accounts for purposes of this Agreement and any account deleted from Exhibit 3.1(B) shall no longer be presumed to be a
                             ------- ------
BBM Alternate Site Contract Account.

          (C)  Sales of CLAVE Products in Kits/Trays.  Notwithstanding the
               --------------------------------------
exclusive rights granted to BBM under the terms of this Agreement to market and sell CLAVE

Products, ICU shall have the right to sell CLAVE Sites and CLAVE Accessories to Resellers for, and solely for, inclusion in or on catheters, catheter kits and trays that may be sold by such Resellers into BBM Contract Accounts and BBM Alternate Site Contract Accounts.

          (D) International Marketing Rights.  ICU hereby grants BBM the non-
              ------------------------------
exclusive right to market, sell and distribute CLAVE Products directly in Canada and either directly or through BBM's authorized Resellers in Brazil and New Zealand.

          (E) Marketing Rights to Other Accounts.
              ----------------------------------

              (i) BBM may sell BBM CLAVE Products to any hospital or Alternate Site Customer in the United States and Puerto Rico, subject to any exclusive rights which may be granted by ICU to other markets, provided, however, that ICU shall not grant exclusive rights to another Reseller to market and sell CLAVE Products to those hospitals and Alternate Site Customers listed on Exhibit 3.1(E)(i) of this Agreement during the period
                         -----------------
     in which BBM has a contract with such hospitals or Alternate Site Customers to provide CLAVE Products or grant exclusive rights which would conflict with the exclusive rights granted under this Agreement which BBM has with any customer at that time. Exhibit 3.1(E) (i) may be amended from time to
                                 ------------------
     time by mutual agreement of the parties.

              (ii) Notwithstanding any other provision of this Agreement, BBM shall have the right to market, sell and deliver Pump IV Sets to all Alternate Site Customers that use Sigma, Horizon, Intelligent, Millennium, AccuPro or Autopod pumps for which BBM tubing is calibrated or any other future biomedical technology that use Pump IV Sets. BBM shall mark any Sigma pumps it provides in the future with a designation indicating that the pumps are calibrated for, or may be used only with, BBM tubing.

          3.2  Trademark, Trademark Notice and Quality Control.
               -----------------------------------------------

          (A) ICU hereby grants to BBM a non-exclusive right and license for the term of this Agreement to use the trademark "CLAVE" on or in connection with the sale, marketing and distribution of the CLAVE Products. BBM shall not use the CLAVE mark except on goods or services supplied by ICU. BBM will provide ICU at least two (2) copies of any advertising, promotional piece or packaging proposed to be used bearing the CLAVE mark before said advertising, promotional piece or packaging is distributed to the general public. If ICU does not object in writing to said advertising, promotional piece or packaging within seven (7) days of receiving same, ICU shall be deemed to approve of said use of the CLAVE mark. BBM's use of the CLAVE mark will inure to the benefit of ICU. BBM agrees to place an asterisk adjacent to any use of the CLAVE mark and incorporate the following phrase at the bottom of the item utilizing the CLAVE mark: "CLAVE is a trademark of ICU Medical, Inc., San Clemente, California." BBM is entitled to use any other trademark it is legally entitled to use in connection with the CLAVE Products or advertising therefor. BBM may also use its company name in connection with the CLAVE Products. The CLAVE mark shall be used prominently, but may be used less prominently, than the BBM company name on each CLAVE Product or advertising therefor.

          (B) BBM, for good and valuable consideration, the sufficiency of which is hereby acknowledged, agrees to assign, and hereby does assign, any right, title and interest it may acquire in the CLAVE mark to ICU, including, but not limited to, the right to recover for infringement of the CLAVE mark.

          3.3  Agreements with Reseller.  ICU shall use its best efforts to
               ------------------------
obtain agreements with its Resellers to honor the exclusive rights granted to BBM in this Agreement and to vigorously enforce the same. Such best efforts shall require that ICU comply with the enforcement and payment obligations set forth in Exhibit 3.3 hereto, but shall not require ICU to terminate its
         -----------
agreements with Resellers that refuse to honor such exclusive rights.

          3.4  Rights Retained by ICU.  Except for the rights expressly granted
               ----------------------
to BBM in Section 3.1, ICU retains exclusive rights to market, sell and distribute all CLAVE Products, either directly or through such other Resellers, brokers, manufacturer's representatives or other intermediaries as it chooses, to all customers and in all territories.

          3.5  Loss of Exclusive Rights.  As ICU's sole and exclusive remedy for
               -------------------------
(1) BBM's failure to achieve the compliance percentages set forth in Section 3.5(A), or (2) BBM's material breach of the provisions of Subsections 3.5(B),
(C) and (D) which is not cured within thirty (30) days of written notice from ICU, BBM's rights under Section 3.1 of the Agreement shall become non-exclusive and the provisions of Section 3.5(E) shall become effective upon (a) written notice from ICU at any time within ninety (90) days following the compliance report given to ICU pursuant to Section 2.5 (C), in the case of a failure to achieve the compliance percentages, or (b) the expiration of the thirty-day cure period, in the case of a breach of Subsections 3.5(B),
(C) and (D).

          (A) Compliance Percentages.  See Exhibit 3.5(A) hereof which
              ----------------------       -------------
Exhibit is incorporated by reference herein.

          (B) Competing Products.  BBM will not sell Competing Products that
              ------------------
are not Compliant Competing Products.

          (C) Evaluations.  BBM will make a good faith effort to provide ICU the
              -----------
opportunity to present an ICU connector in all BBM Contract Accounts and BBM Alternate Site Contract Accounts that are evaluating a change from their existing or initial use of a connector and in which BBM is selling or attempting to sell connectors.

          (D) National/GPO Type Accounts.  If ICU has or obtains a national or
              --------------------------
GPO type contract that includes an account that is or becomes a BBM Contract Account or a BBM Alternate Site Contract Account, subject to Section 2.3 (E) hereof, BBM will assume fulfillment of the contract and BBM shall not initiate the sale of any Competing Products to the account during the term of the ICU contract with the account, except that with respect to such accounts, BBM may continue selling Compliant Competing Products of the type that were previously sold to the account and BBM may sell Compliant Competing Products to an account that elects not to comply with the national or GPO type contract.

          (E) BBM's Obligation after Loss of Exclusivity.  If exclusivity is
              ------------------------------------------
lost, BBM agrees to purchase CLAVE Products from ICU for a succeeding period equal to half the remaining term of the Agreement; provided however, that such period shall not be less than (i) four calendar quarters or (ii) the remaining term of the Agreement, which ever is shorter. During such non-exclusive purchase period, BBM will purchase on a quarterly basis the higher of the number of units purchased or sold in the four quarters preceding the quarter when the percentages were not met, divided by four. Such unit volume purchase requirement will be reduced by the number of unit sales lost by BBM prior to the loss of exclusivity as a result of sales by ICU, ICU Resellers or other vendors of ICU needle-free products into BBM Contract Accounts and BBM Alternate Site Contract Accounts. Following the loss of exclusivity, the duties and obligations of BBM under Sections 3.5 (A),
(B), (C) and (D) shall immediately cease and the provisions of this Section shall become effective immediately.

          3.6  No License. BBM hereby acknowledges that it does not acquire
               ----------
under this Agreement or as a result of the transactions related to this Agreement any license, expressed or implied, under any of ICU's patents, patent applications or know how to make, have made, use, sell, offer for sale or import Compliant Competing Products, except for such rights, if any, that BBM may have under those agreements between BBM and ICU that relate or related to the McGaw Protected Needle and the Safeline Products. Nothing in this Agreement shall be construed (i) to preclude ICU from asserting at any time a claim against BBM to the effect that the manufacture, import, sale, use, offering to sell, making, or having made of any product by BBM including a Competing Product and a Compliant Competing Product, but excluding CLAVE Products sold pursuant to the terms of this Agreement, at any time before, during, or after the term of this Agreement infringes one or more patents or other proprietary right of ICU, or (ii) as a grant of a license by ICU under ICU's patents or patent applications to practice the invention contained in any of ICU patents, patent applications on know-how. Nothing herein shall be construed in any manner as admission or acknowledgment on the part of BBM that the Competing Products and Compliant Competing Products infringe any claims contained in any ICU patent or other proprietary right of ICU or that any such ICU patent is valid and enforceable.


                                   ARTICLE 4

                             PRODUCT MODIFICATIONS

          4.1  Improvements to CLAVE Products. Improvements to the CLAVE
               ------------------------------
Products developed by ICU shall be made available for marketing and sale by BBM pursuant to the terms of this Agreement. During the period in which BBM has exclusive rights to market and sell CLAVE Products, ICU shall use reasonable commercial efforts, to notify BBM at least one year prior to release of an improvement to the CLAVE Products or of a new needle safety IV administration set connector.

          4.2  Development of New Products. ICU agrees to make future LAVS
               ---------------------------
available to BBM on an exclusive basis in accounts in which BBM has exclusivity on the CLAVE Products on terms competitive with those provided to any other Reseller of such products and all other products on terms to be negotiated by the parties. BBM shall have the right to refuse any such products. If BBM accepts a product for qualification, ICU will promptly furnish BBM with a complete qualification package. BBM will evaluate and qualify the products within three months of receipt of the complete qualification package. Until such time as BBM and ICU complete an agreement under which BBM would purchase and ICU would sell any such LAV or other products, ICU may sell, or grant to Resellers rights to sell LAV or other product to, any account, including BBM Contract Accounts and BBM Alternate Site Contract Accounts.

          (A) If a future LAV product (including the CLC Valve) is competitive with the CLAVE Sites, the calculation of the percentages used to determine whether BBM has met the compliance percentages set forth in Section 3.5(A) herein, will be adjusted to treat all sales by ICU or other Resellers into those accounts in which BBM has the exclusive rights for CLAVE Products as sales by BBM, effective the first day of the month following the day the product is qualified by BBM and BBM commences the purchase and sale of such product. For purposes of making the calculation contained herein, the parties acknowledge that the CLC Valve is competitive with the CLAVE Sites.

          (B) BBM agrees to evaluate and, if deemed acceptable by the marketplace, qualify the CLC Valve within three months after ICU furnishes BBM with a complete qualification package. ICU shall use its commercially reasonable efforts to cause the CLC Valve to be compatible with BBM's tubing and solvent bonding process.

          (C) It is the intention of BBM and ICU that upon qualification of the CLC Valve, ICU will manufacture and sell the CLC Valve to BBM and that BBM will purchase and sell the CLC Valve under substantially the same terms and conditions as apply to CLAVE Products as set forth in this Agreement. Price provisions shall be negotiated in good faith and the price of the CLC Valve on a bulk unsterile basis shall be at least thirty percent (30%) below the lowest price at which ICU is selling the CLC Valve on a sterile packaged basis to any Reseller exclusive of special pricing arrangements offered by ICU on a limited basis. The unit sales of CLC Valves by BBM shall be included in the calculation or determination of the Capless

Percentage, LAV Current Percentage, LAV Base Percentage, Lost Account Percentage, Significant Lost Capless Account Percentage, Total CLAVE Sites, Capless Valves and LAVs for purposes of determining compliance with Section 3.5 hereof. The failure of the parties to reach agreement for BBM to purchase and sell the CLC Valve will not constitute a breach of this Agreement.

                                   ARTICLE 5

           TERM, TERMINATION, RIGHTS AND OBLIGATIONS UPON TERMINATION
           ----------------------------------------------------------

          5.1  Term of Agreement.
               -----------------

          (A) Term.  Unless terminated by either party pursuant to the other
              ----
provisions of this Article 5, this Agreement shall continue in effect until five years from the Effective Date.

          (B) Extensions.  If at the expiration of the initial term of this
              ----------
Agreement and the initial extension term (if any), BBM is in compliance with the provisions of Section 3.5 (A), (B) and (D) hereof and is not otherwise in material breach of this Agreement, BBM shall have the right, in its sole discretion, to extend the term of the Agreement for one or two additional two year extension periods. Notice of each extension must be furnished by BBM at least six (6) months before an applicable expiration date. Otherwise, any extension shall be by mutual agreement of the parties.

          5.2  Termination.
               -----------

          (A) Insolvency.  This Agreement shall immediately terminate in the
              ----------
event that a party becomes insolvent or is the subject of any proceeding relating to bankruptcy or the relief of debtors (which proceeding is not dismissed within 30 days of commencement), or if a receiver or trustee is appointed for such party or for a substantial portion of its assets (which receiver or trustee is not removed within 30 days of his appointment), or if any assignment for the benefit of its creditors is made.

          (B) Other Termination Provisions.  This Agreement may be terminated,
              ----------------------------
at option of the party having such right as provided below, by written notice upon the occurrence of any one or more of the events stated below and the failure of the party receiving such notice to cure such matter within the period, if any, provided below:

               (i) Order and Delivery.  By either party, if the other breaches,
                   ------------------
     other than a de minimus breach, any agreement or covenant contained in
     Section 2.2 of the Agreement and fails to cure such breach in all material respects within fifteen (15) days following receipt of written notice of the same from the non breaching party.

               (ii) Quality\Specifications.  By BBM, if ICU breaches any
                    ----------------------
     representation, warranties, covenant or agreements contained in Sections
     2.1 (A) or 6.1 and fails to cure such breach within seventy-five (75) days following receipt of written notice of the same from BBM.

               (iii) Other Covenants.  Except for those provisions with
                     ---------------
     exclusive remedies stated by such, by either party in the event that the other shall have failed to perform in any material respect any other covenant, obligation, representation or warranty made by it or to be performed hereunder, or shall have violated in any material respect any covenant, obligation or agreement in this Agreement or set forth in any purchase order issued hereunder (which default is not cured to the other party's reasonable satisfaction within 60 days after receipt of notice).

               (iv) Reseller Impact.  By BBM in the event that (i)  BBM
                    ---------------
     reasonably determines that sales by a Reseller to an account as to which BBM has exclusive rights pursuant to Section 3.1 of this Agreement are substantially and adversely affecting BBM's sales to such account (ii) ICU is unable to persuade such Reseller to honor BBM's exclusive rights and does not terminate such Reseller within sixty (60) days after notice from BBM, and (iii) either (a) the aggregate unit sales by Resellers violating the exclusive rights granted to BBM pursuant to Section 3.1 of this Agreement by selling into BBM Contract Accounts during any given six (6) month period exceeds five percent (5%) of the total unit sales of BBM CLAVE Products in the BBM Contract Accounts during such period or (b) the aggregate unit sales by Resellers violating the exclusive rights granted to BBM pursuant to Section 3.1 of this Agreement by selling into BBM Alternate Site Contract Accounts exceeds five percent (5%) of the total unit sales of BBM CLAVE Products sold in the BBM Alternate Site Contract Accounts during such period.

               (v) Acquisition of Either Party.  By the other party in the event
                   ---------------------------
     of the acquisition of a party or substantially all of its assets of a party by, or a merger of a party into, or the acquisition of sufficient voting securities of a party to elect a majority of its directors by, a person not an Affiliate of such party on the Effective Date (an "Acquisition") and which would result in a material adverse impact on the other party; provided, that in such event this Agreement shall continue in full force and effect for 12 months from the date of such event. An Acquisition of ICU shall not be deemed to have an adverse material impact, if the acquiring company has assets in excess of $150 million before the Acquisition and does not sell a product directly competitive with the products of BBM and its Affiliates. Such an Acquisition of ICU by Baxter Healthcare Corporation, Abbott Laboratories, Inc., Fresenius AG, or any successor or Affiliate of the foregoing shall be deemed to have a material adverse impact on BBM. Such an Acquisition of BBM shall not be deemed to have an adverse material impact on ICU if the acquiring company has assets in excess of one billion dollars before the Acquisition and does not sell a product directly competitive with the products of ICU.

          (C) Effect on Purchase Orders.  Further, upon the occurrence of one or
              -------------------------
more of the foregoing events, the party having the right to terminate may at its discretion terminate any purchase order(s) placed hereunder, in whole or in part, and the exercise of the right of termination shall not impose any liability by reason of termination nor have the effect of waiving damages to which it might otherwise be entitled.

          5.3  Rights and Obligations Upon Termination.  Except to the extent
               ---------------------------------------
expressly provided to the contrary, this section and the following provisions shall survive the termination of this Agreement: Sections 2.5(A), 3.2(B), 3.5(E),3.6 and 3.7, and Articles 6 and Article 7. Any rights of ICU or BBM to payments from the other party which have accrued through the date of termination shall remain in effect. Obligations of the parties under purchase orders for delivery of products at the time of such termination shall remain in effect unless the terminating party, under Section 5.2(C), terminates such purchase orders. BBM shall have the right to sell any inventory it owns in accordance with the rights set out in Section 3.1.

                                   ARTICLE 6

                                PRODUCT WARRANTY
                                ----------------

          6.1  Limited Product Warranty.  ICU warrants all CLAVE Products sold
               ------------------------
hereunder (i) to be free from defects of design, material or workmanship when delivered and (ii) to conform strictly to the applicable Specifications. These warranties shall survive any inspection, delivery, acceptance or payment for the goods and materials but no later than twenty (20) days after BBM becomes aware of any defect. If any CLAVE Products sold and delivered by ICU to BBM breach either of these warranties, ICU in its sole discretion will either replace the same or credit BBM, within thirty (30) days the invoice price of the same less any applicable rebates.

          6.2  Disclaimer and Limitation.  WITH THE EXCEPTION OF THE WARRANTY
               -------------------------
PROVIDED UNDER CALIFORNIA COMMERCIAL CODE SECTION 2312, WHICH ICU AND BBM AGREE IS OPERABLE FOR THE CLAVE PRODUCTS SOLD BY ICU TO BBM, THE WARRANTIES CONTAINED HEREIN ARE GIVEN IN LIEU OF ALL OTHER PRODUCT WARRANTIES OR GUARANTIES, EXPRESSED OR IMPLIED, RESPECTING CLAVE PRODUCTS DELIVERED AND SOLD BY ICU TO BBM, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN SECTION 6.1 and SECTION 6.3, NEITHER ICU NOR BBM SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          6.3  Infringement Indemnity.  ICU shall indemnify, defend and hold BBM
               ----------------------
harmless from any and all liabilities, losses, damages, penalties, actions, causes of action, judgments, suits, claims, royalty payments, costs and expenses of any kind or nature whatsoever (including court costs and actual fees and disbursements of counsel, allocated fully burdened costs of in-house counsel and expert witness fees and disbursements) based on any allegation that the CLAVE Products manufactured by ICU for BBM infringes any third party's U.S. or foreign patents, trademarks, copyrights or other proprietary information.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

          7.1  Entire Agreement.  This Agreement, including the Exhibits and
               ----------------
Schedules referenced herein which are attached hereto, contains the entire agreement of the parties regarding the subject matter hereof, and the parties mutually terminate and supersede all prior agreements, understandings, and negotiations regarding the same, including, without limitation, that certain Manufacture and Supply Agreement dated September 13, 1993, as amended on October 6, 1994, May 31, 1995, December 4, 1995, November 22, 1996, and April 17, 1997,
between ICU and BBM related to CLAVE and Safeline Products (the "Prior Agreement") and that certain letter agreement dated December 30, 1997 and related term sheet (the "Letter Agreement"). Notwithstanding the foregoing, the following rights and obligations of the parties shall survive the termination of the Prior Agreement: (i) any obligation of ICU or BBM under purchase orders placed pursuant to the Prior Agreement and the Letter Agreement; and (ii) the parties' respective rights and obligations under Article VII of the Prior Agreement, including without limitation ICU's warranty and indemnification obligations under said Article VII and (iii) obligations of BBM to pay for CLAVE Product shipped to BBM under the Prior Agreement and the Letter Agreement. This Agreement may not be changed, modified, amended or supplemented except by written instrument signed by both Parties. Furthermore, it is the intention of the Parties (i) that this Agreement be controlling over additional or different terms of any now existing or future purchase order of BBM, or any confirmations, invoices, or similar documents and (ii) the waivers of and amendments to this Agreement shall be effective only if made by non preprinted, signed amendments or waivers to this Agreement clearly denoted as an amendment or waiver.

          7.2  Assignability.  This Agreement may not be assigned by either
               -------------
party without the prior written consent of the other party; provided, however,
(i) unless and until this Agreement is terminated as provided in Section 5.2(B)
(v), either party may assign this Agreement (i) to any entity which acquires substantially all of its assets and business, or (ii) to any of its Affiliate, except that the party making such assignment will not be relieved of its obligations hereunder without the other party's written consent. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

          7.3  Reformation/Severability.   If any provision of this Agreement is
               ------------------------
declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

          7.4  Use of Party's Name.  Except as otherwise provided in this
               -------------------
Agreement, no right, express or implied, is granted by this Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

          7.5  Notices.  Any notice or communication required or permitted by
               -------
this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed, or when the period set forth below expires (whether or not it is actually received):

          (A) if transmitted by telecopier, telex or facsimile transmission ("fax"), one business day following (a) transmission to the party's telecopier number set forth below, with the party's name and address set forth below clearly shown on the page first transmitted, and (b) receipt by the transmitting party of written confirmation of successful transmission, which confirmation may be produced by the transmitting party's equipment;

          (B) if deposited with the US Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, (i) five (5) days after such deposit as registered or certified mail if addressed to a location in the USA, or (ii) ten days after such deposit as registered or certified airmail if addressed to a location outside of the USA; or

          (C) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth below, one (1) business day after the delivery time promised by the delivery service.

               If to ICU:

                    ICU Medical, Inc.
                    951 Calle Amanecer
                    San Clemente, CA 92673
                    Attention: Chief Financial Officer
                    Telecopier Number: (949) 366-8368

               With a copy to:

                    Heller Ehrman White & McAuliffe
                    601 South Figueroa Street 40th Floor
                    Los Angeles, CA 90017-5758
                    Attention: Stephen E. Newton, Esq.
                    Telecopier Number: (213) 614-1868

               If to BBM:

                    B. Braun Medical Inc.
                    824 Twelfth Avenue
                    Bethlehem, PA 180180-0027
                    Attention: Vice President of Marketing
                    Telecopier Number: (610) 691-6249

               With a required copy to:

                    B. Braun Medical Inc.
                    2525 McGaw Avenue
                    Irvine, California 92623
                    Attn:  Associate General Counsel
                    Telecopier Number: (714) 660-2200


A party may change its address or telecopier number or the address or telecopier number to which copies shall be sent by giving notice of the change to each other party. The new address and telecopier number shall become effective for purposes of this Agreement five days after notice of the new address and telecopier number, as the case may be, is given.

          7.6  Rules of Construction.  This Agreement has been negotiated by the
               ---------------------
parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Unless expressly indicated otherwise, all references in this Agreement to "parties" refer to parties to this Agreement. Unless expressly indicated otherwise, references in this Agreement to Articles and Sections are to Articles and

Sections of this Agreement, and references in this Agreement to Exhibits are to Exhibits attached to this Agreement. References in this Agreement to "provisions" of this Agreement refer to the terms, conditions and promises contained in this Agreement. As used in this Agreement, the term "person" includes any individual, corporation, company, partnership, trust or other legal entity and any group of persons acting in concert to acquire the assets or voting securities of a person. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation." "Or" is inclusive and includes "and." The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          7.7  Relationships of the Parties.  Both parties are independent
               ----------------------------
contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute ICU and BBM as partners or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

          7.8  Parties in Interest.  ICU represents that it does not have any
               -------------------
Agreement with any Reseller that will be breached by entering into this Agreement and will indemnify BBM and hold it harmless from any legal action against BBM by an ICU Reseller arising by reason of BBM's having entered into or performed this Agreement. Nothing contained in this Agreement, whether express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party, nor shall any provision hereof give any entity any right of subrogation against or action over any party.

          7.9  Waiver. No waiver of any term, provision, or condition of this
               ------
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, or a waiver of the provision itself nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

          7.10 Specific Performance.  If either party should default in any
               --------------------
obligation under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages and it may not be possible to adequately compensate the injured party by monetary damages. Accordingly, without prejudice to the right to seek and recover monetary damages, each non-defaulting party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each party hereby waives any defense that a remedy in damages would be adequate.

          7.11 Applicable Law.  The validity, construction and performance of
               --------------
this Agreement and any dispute arising with respect to the subject matter of this Agreement shall be governed by and construed in accordance with the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

          7.12 Captions.  Article and Section captions are inserted for
               --------
convenience only and are not to be construed to define, limit or affect the construction or interpretation of this Agreement.

          7.13 Force Majeure.  If by reason of Force Majeure, ICU shall be
               -------------
delayed in making, or fails to make, any delivery of CLAVE Products, such delay shall not be deemed a breach of or default under this Agreement during the period of the Force Majeure event and for a reasonable period of time thereafter. If as a consequence of any such Force Majeure ICU cannot meet the total demand of its customers for CLAVE Products, ICU shall allocate its available supply of CLAVE Products to its customers on a prorata basis based upon the number of units of CLAVE Product purchased by a customer, including BBM, over the total amount of CLAVE Products sold by ICU to its customers, exclusive of "excess quantities" under Section 2.2(A)(v), during the three (3) month period immediately preceding the Force Majeure event. ICU shall promptly notify BBM of both the existence and the termination of any Force Majeure. During the period that the performance of ICU has been suspended by the reason of a Force Majeure and for a reasonable period of time thereafter, BBM may likewise suspend the performance of all or part of its obligations (except its obligation to make payments under Section 2.4 of the Agreement) to the extent that such suspension is commercially reasonable.

In addition, an equitable adjustment shall be made to the compliance percentages of Section 3.5(A) of the Agreement. Delivery shall be made by ICU as soon as reasonably possible after the removal of such Force Majeure. In the event BBM reasonably believes that a Force Majeure event will continue for a period in excess of twelve (12) months, BBM may, at its sole discretion, terminate this Agreement without liability at any time following the expiration of three (3) months after the commencement of the Force Majeure Event. For purposes of this Agreement, Force Majeure shall mean any of the following events or conditions: wars, hostilities, revolutions, riots, civil commotion, national emergencies, epidemics, fire, flood, earthquake, force of nature, explosion, or other Acts of God, or an embargo, or a shut down of all or a significant part of the CLAVE Product manufacturing operations as a result of a repair required to be made to the manufacturing equipment that requires the purchase of parts from a third party vendor. For purposes of this Section, "significant part of the CLAVE Manufacturing operation" shall be a shut down that results in a decrease in ICU's actual production of CLAVE Sites of 500,000 units or more per month.

          7.14 Remedies.  Unless otherwise expressly provided, the rights and
               --------
remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights upon termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies, and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

          7.15 Publicity and Press Releases.  Except to the extent necessary to
               ----------------------------
comply with applicable laws, the parties agree that no news release or other written public announcement relating to this Agreement shall be made, or any information concerning the terms of this Agreement shall be disclosed, without joint approval of both parties.

          7.16.  Confidential Information.  Except as otherwise provided in this
                 ------------------------
Agreement, during the term of this Agreement and for a period of five (5) years thereafter, each party shall hold in confidence and not use or disclose to any third party any product, technical, manufacturing, process, marketing, financial, business or other information, ideas or know-how ("Proprietary Information") of or used by the other; provided, however, that Proprietary Information of a party shall not include:

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

          (A) items which at the time of disclosure are published or otherwise generally available to the public;

          (B) items which, after disclosure by the other party, are published or become generally available to the public through no breach of this Agreement by the other or the other's employees or agents; or

          (C) items which the other can document were (a) in its possession at the time of disclosure and were not acquired directly or indirectly from such party, or (b) independently developed.

          A party may disclose Proprietary Information of the other:

          (A) in connection with the order of a court of law or with respect to disclosing this Agreement or any matter related thereto as required to by applicable securities or securities exchange laws or rules or regulations thereunder; provided (a) the other party is notified and given the opportunity to discuss the issue prior to disclosure and (b) such party takes all appropriate action to avoid or limit disclosure to the extent consistent with legal obligations; or

          (B) if such Proprietary Information is also rightfully acquired from a third party who, to the best of such party's knowledge and belief, is entitled to rightfully make such disclosure but only to the extent such party complies with any restrictions imposed by the third party.

          7.17 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          7.18 Schedules/Exhibits.  All schedules and exhibits, attached hereto
               ------------------
and referred to herein, are an integral part of this Agreement and are incorporated herein by reference hereby.

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

          7.19 Mediation.
               ---------

          (A) Any controversy, claim or dispute between the parties to this Agreement arising out of, in connection with, or in relation to the interpretation, validity, performance or breach of this Agreement shall, at the request of either party, be submitted to face-to-face, amicable negotiation between the principal executive officers of the parties. If the matter remains unresolved after thirty (30) days, it shall be submitted to non-binding mediation in a manner, time, and place agreed upon by the parties.

          (B) The mediation will be a non-binding effort to resolve disputes between the parties. No party will be bound by the suggestion, recommendation, or award of the mediators. All disputes which are in fact resolved will, if appropriate, be the subject of a separate settlement agreement. After the mediation proceeding, both parties will be free to pursue de novo litigation or other remedies that they would have had absent this mediation provision.

          (C) During this dispute resolution and mediation proceeding, the parties will maintain the status quo that existed before the dispute arose, including the ongoing supply and sale of the CLAVE Products.

          7.20.  Prevailing Party.  In the event of any litigation or
                 ----------------
arbitration between the parties arising from this Agreement, the prevailing party shall be entitled to recover, in

          (Intentionally left blank)
addition to any other relief granted or awarded, its reasonable attorney's fees, costs and expenses incurred in the preceding.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on this 10th day of June 1998.

                              ICU MEDICAL, INC.



                              By /s/ Francis J. O'Brien
                                 -----------------------
                                 Francis J. O'Brien
                                 Chief Financial Officer

                              B. BRAUN MEDICAL INC.


                              By /s/ George K. Burke Jr.
                                 ------------------------
                                 George K. Burke Jr.
                                 President and COO of Medical Division

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